                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              September 13, 1996
                                                              ------------------

                            PREFERRED NETWORKS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     0-27658                58-1954892
-------------------------------      ----------------       -------------------
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
 incorporation)                       Number)               Identification No.)



850 Center Way, Norcross, Georgia                      30071
--------------------------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)

(Registrant's telephone number, including area code)    (770) 582-3500
                                                        ---------------



5300 Oakbrook Parkway, Suite 320, Norcross, Georgia 30093
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

          a) Financial Statements of Businesses Acquired.


             The audited financial statements of Big Apple Paging Corporation as of and for the year ended December 31, 1995 and the unaudited financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 are filed as part of this Current Report on Form 8-K/A.

          b) Pro Forma Financial Information

             The unaudited pro forma condensed consolidated balance sheet of Preferred Networks, Inc. as of June 30, 1996 and the unaudited pro forma condensed consolidated statements of operations of Preferred Networks, Inc. for the year ended December 31, 1995 and for the six months ended June 30, 1996, are filed as part of this Current Report on Form 8-K/A.


          c) Exhibits

             The following exhibits are filed as part of this Current Report on Form 8-K:

             2.1 Asset Purchase Agreement dated as of June 19, 1996 and amended as of September 5, 1996 and as of September 13, 1996, by and among Big Apple Paging Corporation, Preferred Networks, Inc. and Gary Hencken--Filed on September 27, 1996 as an exhibit to Preferred Networks, Inc.'s Current Report on Form 8-K (file no. 0-27658) dated September 13, 1996 and incorporated by reference herein,

             23.1 Consent of Independent Auditors

Item 7(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED




                       Report of Independent Auditors

The Stockholder
Big  Apple Paging Corporation

We have audited the balance sheet of Big Apple Paging Corporation as of December 31, 1995 and the related statements of operations, changes in stockholder's equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big Apple Paging Corporation at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                     /s/ ERNST & YOUNG LLP



Atlanta, Georgia
October 15, 1996

                          Big Apple Paging Corporation

                                 Balance Sheets



                                                               DECEMBER 31,       JUNE 30,
                                                                  1995              1996
                                                               ---------------------------
                                                                               (unaudited)
ASSETS
Current Assets:
  Cash                                                         $        -       $   26,713
  Accounts receivable, less allowance for doubtful
   accounts of $28,000 and $28,000 at
   December 31, 1995 and June 30, 1996, respectively               48,065           19,406
  Inventory                                                       303,229           97,157
  Prepaid expenses and other current assets                         9,420                -
                                                               ---------------------------
  Total current assets                                            360,714          143,276

Furniture and equipment, net of accumulated
    depreciation                                                  101,613          111,901
Other assets, net                                                  56,256           55,224
                                                               ---------------------------
Total assets                                                   $  518,583       $  310,401
                                                               ===========================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Bank checks outstanding in
   excess of cash on deposit                                   $  131,852       $        -
Accounts payable and accrued expenses                             171,071          757,127
Note payable                                                       22,000            8,000
Payable to stockholder                                            437,581          512,458
                                                               ---------------------------
Total liabilities                                                 762,504        1,277,585

Stockholder's equity (deficit):
  Common stock, no par value;
   200 shares authorized; 8 shares issued and
   outstanding                                                          -                -
  Paid-in capital                                                       -                -
  Accumulated deficit                                            (243,921)        (967,184)
                                                               ---------------------------
Total stockholder's equity (deficit)                             (243,921)        (967,184)
                                                               ---------------------------
Total liabilities and stockholder's equity (deficit)           $  518,583       $  310,401
                                                               ===========================

See accompanying notes.

                          Big Apple Paging Corporation

                            Statements of Operations



                                                  YEAR ENDED
                                                  DECEMBER 31     SIX MONTHS ENDED JUNE 30
                                                     1995           1995            1996
                                                  ----------------------------------------
                                                                        (unaudited)
Revenues                                          $ 1,154,231   $ 234,093       $  794,805

Cost of revenues                                    1,160,567     264,063        1,116,464
                                                  ----------------------------------------
                                                       (6,336)    (29,970)        (321,659)
Selling, general and administrative
  expenses                                            184,292      28,939          388,050
Depreciation and amortization                          16,383       4,895           13,554
                                                  ----------------------------------------
Net loss                                          $  (207,011)  $ (63,804)      $ (723,263)
                                                  ========================================

See accompanying notes.

                          Big Apple Paging Corporation

                  Statement of Stockholder's Equity (Deficit)



                                                                                      TOTAL
                                             COMMON   PAID IN   ACCUMULATED     STOCKHOLDER'S
                                             STOCK    CAPITAL     DEFICIT      EQUITY (DEFICIT)
                                             --------------------------------------------------
Balances at January 1, 1995                  $  -     $   -     $  (36,910)      $  (36,910)
  Net loss for 1995                                               (207,011)        (207,011)
                                             --------------------------------------------------
Balances at December 31, 1995                $  -     $   -     $ (243,921)      $ (243,921)
  Net loss for the six months
   ended June 30, 1996
   (unaudited)                                  -         -       (723,263)        (723,263)
                                             --------------------------------------------------
Balances at June 30, 1996
 (unaudited)                                 $  -     $   -     $ (967,184)      $ (967,184)
                                             ==================================================

See accompanying notes.

                          Big Apple Paging Corporation

                            Statements of Cash Flows



                                                                YEAR ENDED
                                                                DECEMBER 31,      SIX MONTHS ENDED JUNE 30
                                                                    1995           1995              1996
                                                                ------------------------------------------
                                                                                        (unaudited)
OPERATING ACTIVITIES
Net loss                                                        $ (207,011)       $ (63,804)    $ (723,263)
Adjustments to reconcile net loss to net
  cash provided by operating activities:
    Depreciation and amortization                                   16,383             4,895        13,554
    Changes in operating assets and
      liabilities:
      Increase in accounts receivable                              (42,920)          (24,170)       28,659
      Increase in inventory                                       (301,544)         (100,506)      206,072
      Increase in prepaid expenses and
        other current assets                                        (9,420)             (901)        9,420
      Increase in bank checks outstanding
        in excess of cash on deposit                               131,852                 -      (131,852)
      Increase in accounts payable and
        accrued expenses                                           113,632           172,548       586,056
                                                                ------------------------------------------
Net cash used in operating activities                             (299,028)          (11,938)      (11,354)

INVESTING ACTIVITIES
Purchase of furniture and equipment                                (53,301)           (3,269)      (21,118)
Purchase of other assets                                           (26,227)          (10,000)       (1,692)
                                                                ------------------------------------------
Net cash flow used in financing activities                         (79,528)          (13,269)      (22,810)

FINANCING ACTIVITIES
Increase in payable to stockholder                                 391,342            31,087        74,877
Repayments of note payable                                         (24,000)          (12,000)      (14,000)
                                                                ------------------------------------------
Net cash flow provided by financing
  activities                                                       367,342            19,087        60,877
Net increase (decrease) in cash                                    (11,214)           (6,120)       26,713
Cash at beginning of period                                         11,214            11,214             -
                                                                ------------------------------------------
Cash at end of period                                           $        -        $    5,094    $   26,713
                                                                ==========================================

See accompanying notes.

                          Big Apple Paging Corporation

                         Notes to Financial Statements

                               December 31, 1995



1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Formed in 1985, Big Apple Paging Corporation (the "Company" or "Big Apple") holds a frequency license and operates a paging reseller business in the New York, New Jersey and Connecticut area. From inception through March 1994, the Company was dormant or its operations were organizational in nature. Operations since March 1994 consist of sales of pagers and paging airtime to resellers.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue on the sale of pager airtime when the service is provided. Revenue from the sale of pagers is recognized when the product is shipped.

ACCOUNTS RECEIVABLE

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Payment is generally due upon shipment for pager sales and within 30 days from invoice for airtime sales. Credit losses have been consistent with management's expectations.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is computed on a first-in, first-out basis.

The Company has one unaffiliated vendor of pager equipment which provided approximately 50% of 1995 cost of sales.

                          Big Apple Paging Corporation

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FURNITURE AND EQUIPMENT

Furniture and equipment are carried at cost. Depreciation is provided based on the asset's estimated useful life (generally 5 to 7 years), principally using the straight-line method. Accumulated depreciation totaled $16,688 at December 31, 1995.

OTHER ASSETS

Other assets include Federal Communications Commission ("FCC") licenses and license application fees. The FCC license and license application fees are amortized using the straight-line method over a period of 15 years. Accumulated amortization totaled $5,300 at December 31, 1995.

INCOME TAXES

The stockholder has elected under Subchapter S of the Internal Revenue Code to include the Company's income in his personal income tax return. Accordingly, there is no provision for income taxes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, notes payable, payable to stockholder, and accounts payable and accrued expenses approximate their fair values.

2. COMMITMENTS

The Company rents office space and transmitter sites and incurred approximately $79,000 in lease expense in 1995. Approximate minimum annual rental payments required by these operating leases are as follows:


                Year ending December 31,
                1996                                           $ 88,379
                1997                                            104,194
                1998                                             82,584
                1999                                             75,686
                2000                                             75,760
                Thereafter                                      131,936
                                                               --------
                                                               $558,539
                                                               ========

                          Big Apple Paging Corporation

                   Notes to Financial Statements (continued)




3. NOTE PAYABLE

The note payable is due in monthly installments of $2,000 through November, 1996. The note is non-interest bearing and arose as a part of purchasing certain FCC licenses and channel rights in 1994. Certain assets and property used to operate the FCC licenses collateralize the note payable.

4. PAYABLE TO STOCKHOLDER

The stockholder periodically advances the Company monies to finance the cash flow needs of the Company. Depending on the cash flows of the Company, repayments or additional advances are made. The net activity is recorded as payable to stockholder. The advances are non-interest bearing.

5. SUBSEQUENT EVENT

Effective September 13, 1996, a wholly-owned subsidiary of Preferred Networks, Inc. acquired the FCC licenses and certain other assets of the Company for $2.6 million plus certain additional consideration based on defined increases in the Company's business through September 6, 1996. Such additional consideration is estimated at approximately $1.3 million, subject to adjustments as described in the asset purchase agreement.

Item 7(b). Pro Forma Financial Statements




The following unaudited pro forma condensed consolidated financial statements of Preferred Networks, Inc. ("PNI") and Big Apple Paging Corporation ("Big Apple") are derived from, and should be read in conjunction with audited financial statements of Big Apple filed herein and the audited financial statements of PNI as previously filed on Form S-1 and unaudited interim financial statements of PNI as previously filed on Form 10-Q with the Securities and Exchange Commission. The pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

The pro forma balance sheet reflects adjustments as if the acquisition had been consummated on that date, June 30, 1996.

The pro forma statements of operations reflects adjustments as if the acquisition had been consummated at the beginning of the period of the statement (i.e., January 1, 1995 for the year ended statement and January 1, 1996 for the six months ended statement.)

                            PREFERRED NETWORKS, INC.

                 Pro Forma Condensed Consolidated Balance Sheet

                                 June 30, 1996

                                  (Unaudited)



                                                       HISTORICAL
                                                -------------------------
                                                 PREFERRED     BIG APPLE            PRO
                                                 NETWORKS,      PAGING             FORMA               PRO
                                                    INC.      CORPORATION       ADJUSTMENTS           FORMA
                                                --------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                     $28,941,156   $   26,713       $   (26,713)(a)     $27,511,156
                                                                                (1,430,000)(b)
  Accounts receivable, net                          879,195       19,406           (19,406)(a)         879,195
  Receivables from related parties                   40,512            -                 -              40,512
  Pager inventory                                 1,419,911       97,157           (97,157)(a)       1,419,911
  Prepaid expenses and other current assets         305,091            -                 -             305,091
                                                --------------------------------------------------------------
Total current assets                             31,585,865      143,276        (1,573,276)         30,155,865
Property and equipment, net                      12,205,189      111,901           (17,232)(a)(b)   12,299,858
Other assets, net                                 2,873,720       55,224         3,450,107(a)(b)     6,379,051
                                                --------------------------------------------------------------
                                                $46,664,774   $  310,401       $ 1,859,599         $48,834,774
                                                ==============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable                               $ 1,503,731   $  757,127        $ (757,127)(a)     $ 1,503,731
 Accrued liabilities                                149,062            -         1,260,000(b)        1,409,062
 Payables to related parties                          3,650      512,458          (512,458)(a)           3,650
 Accrued salaries                                   561,877            -                 -             561,877
 Current portion of notes payable                     6,358        8,000            (8,000)(a)           6,358
                                                --------------------------------------------------------------
Total current liabilities                         2,224,678    1,277,585           (17,585)          3,484,678
Notes payable, less current position              2,561,339            -                 -           2,561,339
                                                --------------------------------------------------------------
Total liabilities                                 4,786,017    1,277,585           (17,585)          6,046,017
Stockholders' equity (deficit)
  Preferred stock                                         -            -                 -                   -
  Common stock                                        1,443            -                13(b)            1,456
  Additional paid-in capital                     50,387,612            -           909,987(b)       51,297,599
  Accumulated (deficit)/earnings                 (8,510,298)    (967,184)          967,184(a)       (8,510,298)
                                                --------------------------------------------------------------
                                                 41,878,757     (967,184)        1,877,184          42,788,757
                                                --------------------------------------------------------------
                                                $46,664,774   $  310,401       $ 1,859,599         $48,834,774
                                                ==============================================================

See accompanying pro forma adjustments

                            PREFERRED NETWORKS, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                      For the year ended December 31, 1995

                                  (Unaudited)





                                                               HISTORICAL
                                                        -------------------------
                                                         PREFERRED     BIG APPLE
                                                         NETWORKS,      PAGING       PRO FORMA         PRO
                                                            INC.      CORPORATION   ADJUSTMENTS       FORMA
                                                        ------------------------------------------------------
Revenues                                                $ 7,353,234   $1,154,231     $       -     $ 8,507,465

Costs of revenues                                         6,325,984    1,160,567             -       7,486,551
                                                        ------------------------------------------------------
                                                          1,027,250       (6,336)            -       1,020,914
Selling, general and administrative expenses              3,179,944      184,292             -       3,364,236
Depreciation and amortization                               763,743       16,383       233,689(c)    1,013,815
                                                        ------------------------------------------------------
Operating loss                                           (2,916,437)    (207,011)     (233,689)     (3,357,137)
Interest expense                                           (317,160)           -             -        (317,160)
Interest income                                             363,837            -             -         363,837
                                                        ------------------------------------------------------
Net loss                                                $(2,869,760)  $ (207,011)    $(233,689)    $(3,310,460)
                                                        ======================================================

Pro forma net loss per share of common stock            $     (0.29)                               $     (0.32)
Weighted average number of common shares                ===========                                ===========
  used in calculating pro forma net loss per
  share of common stock                                  10,013,901                                 10,313,292
                                                        ===========                                ===========

Historical net loss per share of common stock           $     (0.48)                               $     (0.35)
Weighted average number of common shares                ===========                                ===========
  used in calculating historical net loss per
  share of common stock                                   9,158,397                                  9,457,788
                                                        ===========                                ===========

See accompanying pro forma adjustments.

                            PREFERRED NETWORKS, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                     For the six months ended June 30, 1996

                                  (Unaudited)





                                                                HISTORICAL
                                                         -------------------------
                                                          PREFERRED     BIG APPLE
                                                          NETWORKS,      PAGING        PRO FORMA         PRO
                                                             INC.      CORPORATION    ADJUSTMENTS       FORMA
                                                         -------------------------------------------------------
Revenues                                                 $ 4,863,180   $  794,805      $       -     $ 5,657,985

Costs of revenues                                          4,356,799    1,116,464              -       5,473,263
                                                         -------------------------------------------------------
                                                             506,381     (321,659)             -         184,722

Selling, general and administrative expenses               3,139,846      388,050              -       3,527,896
Depreciation and amortization                                762,701       13,554        116,844(c)      893,099
                                                         -------------------------------------------------------
Operating (loss)                                          (3,396,166)    (723,263)      (116,844)     (4,236,273)
Interest expense                                            (155,182)           -              -        (155,182)
Interest income                                              572,660            -              -         572,660
                                                         -------------------------------------------------------
 Net (loss)                                              $(2,978,688)  $ (723,263)     $(116,844)    $(3,818,795)
                                                         =======================================================

Pro forma net loss per share of common stock             $     (0.23)                                $      (.29)
Weighted average number of common shares                 ===========                                 ===========
 used in calculating pro forma net loss per
 share of common stock                                    12,938,554                                  13,237,945
                                                         ===========                                 ===========

Historical net loss per share of common stock            $     (0.28)                                $     (0.29)
Weighted average number of common shares used            ===========                                 ===========
 in calculating historical net loss per share
 of common stock                                          12,679,831                                  12,979,222
                                                         ===========                                 ===========

See accompanying pro forma adjustments.

Certain reclassifications have been made to Big Apple's financial statements to conform to PNI's classifications.

BALANCE SHEET:

(a)  To remove the assets and liabilities of Big Apple which were not acquired.

(b) To reflect the acquisition of certain of Big Apple's assets and the allocation of the purchase price on the basis of the estimated fair values of the net assets acquired. The components of the purchase price and its allocation to the assets and liabilities are as follows:

     Components of purchase price:


        Cash                                            $1,430,000
        Stock (125,598 shares)                             910,000

        Balance of purchase price and estimate of
         Additional Consideration (combination of cash
         and stock) - - recorded as payable              1,260,000*
                                                        ----------
        Total estimated purchase price                  $3,600,000
                                                        ==========

     Allocation of purchase price:

        Furniture and equipment purchased               $   94,669
        FCC licenses                                     3,505,331
                                                        ----------
        Total purchase price allocation                 $3,600,000
                                                        ==========



STATEMENT OF OPERATIONS:

(c)  To amortize FCC licenses recorded as a result of the Big Apple acquisition.

No income tax expense was included in the pro forma statements of operations as on a combined basis, PNI is in a net loss position.

See PNI's Form 10-Q for the quarterly period ended June 30, 1996 for details of loss per share calculations.

* These pro forma loss per share calculations assume the same price per share ($7.25) of PNI common stock as at the date of payment of the first 90% of the purchase price. Therefore, the pro forma loss per share calculations assume 173,793 shares issued in satisfaction of the remaining purchase price and estimated Additional Consideration. The amount of Additional Consideration is not determinable until December 7, 1996 and then only 90% is payable. The 10% remainder of the purchase price and 10% remainder of the Additional Consideration are payable at a later date in cash or stock, at PNI's sole discretion. The number of shares to be issued will be determined based on the average closing price of PNI's common stock for the immediately preceding 20 trading days.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  November 27, 1996                   PREFERRED NETWORKS, INC.


                                      By:  /S/Kim Smith Hughes
                                           ------------------------
                                           Kim Smith Hughes
                                           Chief Financial Officer

                              INDEX TO EXHIBITS


                                                                         Sequential
                         Exhibit                                          Page No.
-----------------------------------------------------------          -----------------
2.1  Asset Purchase Agreement dated as of June 19, 1996 and
     amended as of September 5, 1996 and as of September 13,
     1996, by and among Big Apple Paging Corporation, Preferred
     Networks, Inc. and Gary Hencken--Filed on September 27,
     1996 as an exhibit to Preferred Networks, Inc.'s Current
     Report on Form 8-K (file no. 0-27658) dated September 13, 1996 and incorporated by reference herein.

23.1 Consent of Independent Auditors